EXHIBIT 23.2

STONEFIELD JOSEPHSON, INC.
Certified Public Accountants
Business Advisors




          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the inclusion in this Registration Statement on Form SB-2 of our report dated March 27, 2006 relating to the financial statements of AMERICAN TONERSERV CORP. for the year ended December 31, 2005 and 2004.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Stonefield Josephson, Inc.
STONEFIELD JOSEPHSON, INC.
San Francisco, California
November 6, 2006